Exhibit 4.8

Execution Version

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of July 1, 2024 (this “Supplemental Indenture”), is made among each of Six Flags Entertainment Corporation, a Delaware corporation (“Holdco”) (formerly known as CopperSteel HoldCo, Inc.), as the successor to Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), Canada’s Wonderland Company, a Nova Scotia unlimited liability company (“Cedar Canada”), Magnum Management Corporation, an Ohio corporation (“Magnum”), Millennium Operations LLC, a Delaware limited liability company (“Millennium” and together with Holdco, Cedar Canada and Magnum, the “Issuers”), the undersigned existing guarantors (the “Guarantors”), certain of Holdco’s subsidiaries listed in Exhibit I hereto (collectively, the “Additional Guarantors”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of Cedar Fair, Cedar Canada, Magnum, Millennium, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 7, 2020, as supplemented by the first supplemental indenture, dated as of November 9, 2023 (the “Indenture”), providing for the issuance of the Issuers’ 6.500% Senior Notes due 2028 (the “Notes”) and the related guarantees;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 2, 2023 (the “Merger Agreement”), by and among Six Flags Entertainment Corporation (“SFEC”), Cedar Fair, Copper Merger Sub, LLC and Holdco, Cedar Fair has merged with and into Holdco, with Holdco continuing as the surviving entity (the “Cedar Fair Merger”);

WHEREAS, pursuant to the Merger Agreement substantially concurrently with the consummation of the Cedar Fair Merger, SFEC merged with and into Holdco, with Holdco continuing as the surviving entity (the “SFEC Merger”);

WHEREAS, substantially concurrently with the consummation of the Cedar Fair Merger, Holdco is assuming all obligations of Cedar Fair, including the obligations of Cedar Fair as a borrower under a certain Credit Agreement, dated May 1, 2024, among inter alia, Cedar Fair, Millennium, Cedar Canada, the Guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Holdco Credit Agreement”);

WHEREAS, substantially concurrently with the consummation of the SFEC Merger, each direct or indirect wholly-owned subsidiaries of SFEC, including the Additional Guarantors, is becoming a direct or indirectly wholly-owned subsidiary of Holdco;

WHEREAS, immediately after the SFEC Merger, Holdco changed its name to Six Flags Entertainment Corporation;

WHEREAS, Section 5.01 of the Indenture provides that Cedar Fair may merge with or into another Person if, among other things, the Person surviving such merger (if other than Cedar Fair) assumes all of Cedar Fair’s obligations under the Notes and the Indenture pursuant to a supplemental indenture;

WHEREAS, pursuant to Section 4.13 of the Indenture, each wholly-owned Domestic Subsidiary of Cedar Fair that is not a Guarantor that guarantees or becomes otherwise obligated under a Credit Facility incurred under Section 4.09(b)(2) of the Indenture or Indebtedness incurred in reliance on Section 4.09(a) of the Indenture is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture;

WHEREAS, each of the Additional Guarantors is an obligor under the Holdco Credit Agreement and is required, pursuant to Section 4.13, to unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers, the Guarantors, the Trustee and the Additional Guarantors are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

WHEREAS, pursuant to Section 10.02 of the Indenture, any additional Guarantor becoming such after the date of the Indenture is required to execute and deliver a notation of Guarantee in the form of Exhibit B attached to the Indenture; and

WHEREAS, all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the Additional Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined and the rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II

AMENDMENTS

Section 2.1. Agreements to be Bound. (a) Each Additional Guarantor hereby (i) becomes a party to the Indenture as a Guarantor and as such will have all the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture and (ii) agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture and (b) Holdco, as the Person surviving the consummation of the Cedar Fair Merger, hereby agrees to assume all obligations of Cedar Fair in its capacity as the surviving Person under the Indenture. Effective on the date hereof and pursuant to Section 5.02 of the Indenture, all provisions of the Indenture referring to “Cedar Fair” shall hereafter refer to Holdco, and Holdco may exercise every right and power previously held by Cedar Fair under the Indenture with the same effect as if Holdco had been named as an Issuer under the Indenture.

Section 2.2. Guarantee. Each Additional Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuers, all as more fully set forth in Article 10 of the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. Any notice or communication delivered to the Issuers under the provisions of the Indenture shall constitute notice to the Additional Guarantors.

Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3. Governing Law etc. This Supplemental Indenture shall be governed by and subject to the provisions set forth in Section 11.08 and Section 11.15 of the Indenture.

Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.8. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Guarantee of each Additional Guarantor.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SIX FLAGS ENTERTAINMENT CORPORATION (AS SUCCESSOR TO CEDAR FAIR, L.P.), as an Issuer

By:	/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Chief Financial Officer

[Signature Page to 2028 Second Supplemental Indenture]

CANADA’S WONDERLAND COMPANY, as an Issuer

By:	/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Secretary and Chief Financial Officer

MAGNUM MANAGEMENT CORPORATION, as an Issuer

By:	/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

MILLENNIUM OPERATIONS LLC, as an Issuer

By:	/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 2028 Second Supplemental Indenture]

CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC,
as Guarantors

By:	/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 2028 Second Supplemental Indenture]

SIX FLAGS THEME PARKS INC.
FIESTA TEXAS, INC.
FUNTIME PARKS, INC.
GREAT AMERICA LLC
GREAT ESCAPE HOLDING INC.
HURRICANE HARBOR GP LLC
HURRICANE HARBOR LP LLC
MAGIC MOUNTAIN LLC
PARK MANAGEMENT CORP.
PREMIER INTERNATIONAL HOLDINGS INC.
PREMIER PARKS HOLDINGS INC.
SF GREAT AMERICA HOLDING LLC
SIX FLAGS INTERNATIONAL DEVELOPMENT CO.
SIX FLAGS OPERATIONS INC.
SIX FLAGS SERVICES, INC.
SIX FLAGS SERVICES OF ILLINOIS, INC.
SIX FLAGS CONCORD LLC
SIX FLAGS DARIEN LLC
SIX FLAGS DARIEN SEASONAL LLC
SIX FLAGS SPLASHTOWN LLC
HWP DEVELOPMENT LLC
HWP DEVELOPMENT HOLDINGS LLC
SIX FLAGS MW LLC
SIX FLAGS ECOMMERCE LLC
SIX FLAGS AMERICA INC.
RIVERSIDE PARK ENTERPRISES, INC.
SIX FLAGS AMERICA PROPERTY CORPORATION
SIX FLAGS GREAT ADVENTURE LLC
SIX FLAGS ST. LOUIS LLC
STUART AMUSEMENT COMPANY
FUNTIME, INC.
SIX FLAGS PHOENIX LLC
SIX FLAGS FRONTIER LLC
SIX FLAGS WW BAY LLC as Additional Guarantors

By:	/s/ Gary Mick
Name:	Gary Mick
Title:	President, Executive Vice President and Chief Financial Officer, or President and Chief Financial Officer

[Signature Page to 2028 Second Supplemental Indenture]

HURRICANE HARBOR LP, as an Additional Guarantor

By: Hurricane Harbor GP LLC, its General Partner,

By:	/s/ Gary Mick
Name: Gary Mick
Title: Executive Vice President and Chief Financial Officer

SIX FLAGS AMERICA LP, as an Additional Guarantor

By: Funtime, Inc., its General Partner

By:	/s/ Gary Mick
Name: Gary Mick
Title: Executive Vice President and Chief Financial Officer

SIX FLAGS GREAT ESCAPE L.P.
GREAT ESCAPE THEME PARK L.P.
GREAT ESCAPE RIDES L.P., as Additional Guarantors

By: Great Escape Holding Inc., their General Partner

By:	/s/ Gary Mick
Name: Gary Mick
Title: Executive Vice President and Chief Financial Officer

[Signature Page to 2028 Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to 2028 Second Supplemental Indenture]

EXHIBIT I

Additional Guarantors

Entity	Jurisdiction
SIX FLAGS THEME PARKS INC.	Delaware
FIESTA TEXAS, INC.	Texas
FUNTIME PARKS, INC.	Delaware
GREAT AMERICA LLC	Illinois
GREAT ESCAPE HOLDING INC.	New York
HURRICANE HARBOR GP LLC	Delaware
HURRICANE HARBOR LP LLC	Delaware
MAGIC MOUNTAIN LLC	California
PARK MANAGEMENT CORP.	California
PREMIER INTERNATIONAL HOLDINGS INC.	Delaware
PREMIER PARKS HOLDINGS INC.	Delaware
SF GREAT AMERICA HOLDING LLC	Illinois
SIX FLAGS INTERNATIONAL DEVELOPMENT CO.	Texas
SIX FLAGS OPERATIONS INC.	Delaware
SIX FLAGS SERVICES, INC.	Delaware
SIX FLAGS SERVICES OF ILLINOIS, INC.	Delaware
SIX FLAGS CONCORD LLC	California
SIX FLAGS DARIEN LLC	New York
SIX FLAGS DARIEN SEASONAL LLC	New York
SIX FLAGS SPLASHTOWN LLC	Texas
HWP DEVELOPMENT LLC	New York
HWP DEVELOPMENT HOLDINGS LLC	New York
SIX FLAGS MW LLC	Illinois
SIX FLAGS ECOMMERCE LLC	Maryland
SIX FLAGS AMERICA INC.	Colorado
RIVERSIDE PARK ENTERPRISES, INC.	Massachusetts
SIX FLAGS AMERICA PROPERTY CORPORATION	Maryland
SIX FLAGS GREAT ADVENTURE LLC	New Jersey
SIX FLAGS ST. LOUIS LLC	Missouri
STUART AMUSEMENT COMPANY	Massachusetts
FUNTIME, INC.	Ohio
SIX FLAGS PHOENIX LLC	Arizona
SIX FLAGS FRONTIER LLC	Oklahoma
SIX FLAGS WW BAY LLC	Oklahoma
HURRICANE HARBOR LP	Delaware
SIX FLAGS AMERICA LP	Maryland
SIX FLAGS GREAT ESCAPE L.P.	New York
GREAT ESCAPE THEME PARK L.P.	New York
GREAT ESCAPE RIDES L.P.	New York